                                                               Exhibit 1(c) (i)






                      FORM OF DISTRIBUTION AGREEMENT AMONG

                  THE COLONIAL LIFE INSURANCE COMPANY OF AMERICA,

                        COLONIAL SEPARATE ACCOUNT D AND

                          CHUBB SECURITIES CORPORATION

                    SEPARATE ACCOUNT DISTRIBUTION AGREEMENT

                                    BETWEEN

                          CHUBB SECURITIES CORPORATION

                                      AND

                 THE COLONIAL LIFE INSURANCE COMPANY OF AMERICA

                        FOR ITSELF AND ON BEHALF OF ITS

                          COLONIAL SEPARATE ACCOUNT D

               This Separate Account Distribution Agreement (this
"Agreement") is made this ____ day of __________, 1995, by and between Chubb Securities Corporation, a corporation organized and existing under the laws of the State of New Hampshire with its principal place of business in Concord, New Hampshire (herein the "Distributor"), and The Colonial Life Insurance Company of America, an insurance company organized and existing under the laws of the State of New Jersey with its home office in Parsippany, New Jersey (herein the "Company"), for itself and on behalf of its Colonial Separate Account D, a separate account established pursuant to the provisions of section 17B:28-7 of the New Jersey Statutes Annotated and a registered investment company under the Investment Company Act of 1940 (the "1940 Act") (herein the "Separate Account").


                                  WITNESSETH:


     WHEREAS, the Company and the Separate Account propose to offer for sale certain variable life insurance policies and certificates (together with any riders, the "Policies") which may be deemed to be securities under the Securities Act of 1933 (the "1933 Act") and the laws of some states; and


     WHEREAS, the Distributor, a wholly-owned subsidiary of Chubb Life Insurance Company of America, and an affiliate of the Company, is registered as a broker-dealer with the

Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934 (the "1934 Act") and is a member of the National Association of Securities Dealers, Inc. (the "NASD"); and


     WHEREAS, the parties desire to have the Distributor act as principal underwriter for the Separate Account and assume full responsibility for the securities activities of any "person associated" (as that term is defined in Section 3(a)(18) of the 1934 Act) with the Distributor and engaged directly or indirectly in the variable life operations (the "Associated Persons"); and


     WHEREAS, the parties desire to have the Company perform certain services in connection with the sale of the Policies;


     NOW, THEREFORE, in consideration of the covenants and mutual promises herein contained and of other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the Distributor and the Company agree as follows:


     1. The Distributor will act as the exclusive principal underwriter during the term of this Agreement in each state or other jurisdiction where the Policies may legally be sold. The Distributor shall at all times function as and be deemed to be an independent contractor and will be under no obligation to effectuate any particular amount of sales of the Policies or to promote or make sales, except to the extent the Distributor deems advisable. Anything in this Agreement to the contrary notwithstanding, the Company retains the ultimate right to control the sale of the Policies, including the right to suspend sales in any jurisdiction or jurisdictions, to appoint and discharge agents of the Company, or to refuse to sell a Policy to any applicant for any reason whatsoever.


     2. The Distributor will assume full responsibility for the securities activities of, and for securities law compliance by, the Associated Persons, including, as applicable, compliance with the NASD Rules of Fair Practice and Federal and state laws and regulations. The Distributor, directly or through the Company as its agent, will (a) make timely filings with the SEC, NASD, and any other securities regulatory authorities of any sales literature or materials relating to the Separate Account, as required by law to be filed, (b) make available to the Company copies of any agreements or plans intended for use in connection with the sale of the Policies in sufficient number and in adequate time for clearance by the appropriate regulatory authorities before they are used, and (c) train the Associated Persons, use its best efforts to prepare them to complete satisfactorily any and all applicable NASD and state qualification examinations, register the Associated Persons as its registered representatives before they engage in securities activities, and supervise and control them in the performance of such activities. In connection with the clearance by appropriate regulatory authorities the parties agree to use their best efforts to obtain such clearance by the appropriate regulatory authorities as expeditiously as reasonably possible and shall not use any materials, plan or agreement in any jurisdiction unless all filings have been made and approvals obtained that are necessary to make said use proper and legal therein.


     3. The Company shall undertake to appoint the Distributor's qualified representatives as life insurance agents of the Company, and shall be responsible for ensuring that only agents properly qualified under the insurance laws of all relevant jurisdictions will engage in the offer and sale of Policies. Completed applications for the Policies shall be transmitted directly to the Company for acceptance or rejection in accordance with insurance underwriting and selection rules established by the Company. Initial and subsequent purchase payments under the Policies shall be made payable to the Company and shall be held in a fiduciary capacity for and forwarded to the Company promptly.


     4. The Distributor shall take reasonable steps to ensure that the various representatives appointed by it shall not make recommendations to an applicant to purchase a

Policy in the absence of reasonable grounds to believe that the purchase of the Policy is suitable for said applicant. While not limited to the following, a determination of suitability shall be based on information furnished to a representative after reasonable inquiry of such applicant (and any other information known about the applicant) concerning the applicant's insurance and investment objectives and financial situation and needs, including the likelihood that the applicant will make sufficient purchase payments to derive the benefits thereof.


     No person shall use any sales aids, promotional material, or sales literature which has not been specifically approved in advance by the Company, and the Company will be responsible for filing such items, as necessary, with any insurance regulatory authorities and, where necessary, obtaining approvals of said authorities. No person shall in connection with the offer or sale of the Policies, make any representations or communicate any information regarding the Policies or the Company, which are not contained in materials approved by the Company as aforesaid or in the then-effective Registration Statement of the Separate Account under the 1933 Act.


     5. As between the Company and the Distributor, the Company will, except as otherwise provided in this Agreement, bear and/or reimburse the Distributor for the cost of all the

Distributor's services and expenses hereunder, including direct legal services and expenses and registration, filing and other fees, in connection with (a) registering and qualifying the Separate Account, the Policies, and (to the extent requested by the Distributor) the Associated Persons with Federal and state regulatory authorities and the NASD (including the training of Associated Persons for this purpose), (b) printing, filing and distributing all registration statements and prospectuses (including amendments), Policies, notices, periodic reports, proxy solicitation material, sales literature and advertising filed or distributed in connection with the sale of the Policies, and (c) complying with the requirements of Section 7 below.


     6. The Company will, in connection with the sale of the Policies, reimburse the Distributor for all amounts (including the sales commissions, trail commissions and expense reimbursement allowances described in the prospectus for the Policies) paid to the sales representatives or to other broker-dealers who have entered into selling agreements with the Distributor.


     7. The Distributor, directly or through the Company as its agent, will (a) maintain and preserve in accordance with Rules 17a-3 and 17a-4 under the 1934 Act all books and records required to be maintained in connection with the offer and sale of the Policies being distributed pursuant to this Agreement, which books and records shall remain the property of the Distributor and shall be subject to inspection by the SEC in accordance with
Section 17 (a) of the Act, and (b) upon or prior to completion of each transaction for which a confirmation is legally required, send a written confirmation for each such transaction reflecting the facts of the transaction. All records maintained hereunder will be available to properly-constituted governmental authorities, should the same be required to be filed with or reviewed by said authorities. The Company shall have access to all records maintained hereunder and, upon reasonable request, copies shall be furnished by the Distributor.


     8. The Distributor will execute such papers and do such acts and things as shall from time to time be reasonably requested by the Company for the purpose of (a) maintaining the registration of the Policies under the 1933 Act and the Separate Account under the 1940 Act, and (b) qualifying and maintaining qualification of the Policies for sale under the applicable laws of any state.


     9. Each party hereto shall advise the other promptly of (a) any action of the SEC or any authorities of any state or territory, of which it has knowledge, affecting registration or qualification of the Separate Account or the Policies, or the right to offer the Policies for sale, and (b) the happening of any event which makes untrue any statement or which requires the making of any change, in the registration statement or prospectus in order to make the statements therein not misleading.


     10. Neither party hereto shall be liable to the other for any action taken or omitted by it, or any of its officers, agents or employees, in performing their responsibilities under this Agreement in good faith and without negligence, willful misfeasance or reckless disregard of such responsibilities.


     11. As compensation for the Distributor's assuming the expenses and performing the services to be assumed and performed by it pursuant to this Agreement, the Distributor shall receive from the Company such amounts and at such times as may from time to time be agreed upon by the Distributor and the Company.


     12. As compensation for its services performed and expenses incurred under this Agreement, the Company will receive all amounts charged as "Sales Charges" under the Policies. It is understood that the Company assumes the risk that the above compensation for its services may not prove sufficient to cover its actual expenses in connection therewith.


     13. It is understood that any Policy owner or agent of the Separate Account may be a policyholder, shareholder, director, officer, employee or agent of, or be otherwise interested in, the Distributor, any affiliated person of the Distributor, any organization in which the Distributor may have an interest or any organization which may have an interest in the Distributor; that the Distributor, any such affiliated person or any such organization may have an interest in the Separate Account; and that the existence of any such dual interest shall not affect the validity hereof or of any transaction hereunder except as may otherwise be provided in the articles of organization or by-laws of the Distributor or by specific provisions of applicable law. For the purpose of this Agreement, the term "affiliated persons" shall have its respective meaning defined in the 1940 Act subject, however, to such exemptions as may be granted by or pursuant to that Act.


     14. This Agreement shall become effective as of the date of its execution, shall continue in full force and effect until terminated, may be amended at any time by mutual agreement of the parties hereto, and may be terminated at any time without penalty on sixty days' written notice by any party to the others.


     15. The Distributor will not assign or delegate its responsibilities under this Agreement, except with the written consent of the Company.

     16. This Agreement shall be construed in accordance with the laws of the State of New Hampshire.


     17. The Distributor shall keep confidential any information obtained pursuant to this Agreement, and shall disclose such information only if the Company has authorized such disclosure or if such disclosure is expressly required by applicable Federal or state authorities.


     18. The Distributor, the Company and the Separate Account agree to cooperate fully in any insurance regulatory examination, investigation, or proceeding or any jurisdictional proceeding arising in connection with the Policies. The Distributor, the Company and the Separate Account further agree to cooperate fully in any securities regulatory examination, investigation, or proceeding or any judicial proceeding with respect to the Company, the Separate Account, the Distributor, their affiliates and their agents or representatives, to the extent that such examination, investigation or proceeding is in connection with Policies distributed under this Agreement. The Distributor shall furnish applicable Federal and state regulatory authorities with any information or reports in connection with its services under this Agreement, which authorities may request in order to ascertain whether the Company's operations are being conducted in a manner consistent with any applicable law or regulations.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.


                         CHUBB SECURITIES CORPORATION



                         BY: _________________________
                              Bruce R. Stefany

                         TITLE:          President
                                ----------------------

                         THE COLONIAL LIFE INSURANCE COMPANY
                         OF AMERICA FOR ITSELF AND ON BEHALF
                         OF ITS COLONIAL SEPARATE ACCOUNT D


                        BY:  _________________________
                             Theresa M. Stone

                        TITLE:  President and Chief Executive Officer
                                -------------------------------------